EXHIBIT 10.29

SUBSCRIPTION AGREEMENT

Cell Source, Inc.
65 Yigal Alon Street
Tel Aviv, Israel 67433

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with Cell Source, Inc., a Nevada corporation (the “Company”), as follows:

1.  This Subscription Agreement, including the Terms and Conditions For Purchase of Securities attached hereto as Annex I (collectively, this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2.  The Company has authorized the sale and issuance to certain investors of up to an aggregate of $3,000,000 in principal of the Company’s 10% Convertible Notes in the form attached hereto as Exhibit A (the “Notes” and individually, the “Note”), which Notes shall be automatically converted into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) upon the earlier of (i) the closing of an offering of equity securities pursuant to which the Company receives an aggregate of at least $5,000,000 in gross proceeds (the “Qualified Financing”); (ii) the closing of a strategic transaction (including but not limited to the Company’s entry into a joint venture or partnership agreement or the sublicensing of the Company’s intellectual property) pursuant to which the Company, directly or indirectly, receives, or expects to receive within eighteen months, cash, assets or other consideration with a total aggregate value of at least $4,000,000 (“Strategic Transaction”); or (iii) the eighteen month anniversary of the issued of the Note, its maturity date (the “Maturity Date”).  In the event the Notes are converted upon the occurrence of the Qualified Financing, the conversion price of the Notes shall be the lesser of (i) seventy percent (70%) of the price per share or per unit (assuming the unit includes one share of Common Stock or the price per unit divided by the number of shares of Common Stock underlying such unit) at which the Company sells its securities in the Qualified Financing; or (ii) $0.75.  In the event the Notes are converted upon the occurrence of a Strategic Transaction, the conversion price of the Notes shall be equal to $0.75.  In addition, upon conversion of the Notes following the occurrence of the Qualified Financing of a Strategic Transaction, each Note holder shall automatically receive five-year warrants to purchase that number of shares of Common Stock into which the Notes are convertible and such warrants shall have an exercise price equal to one hundred ten percent (110%) of the per-share or per unit (assuming the unit includes one share of Common Stock or the price per unit divided by the number of shares of Common Stock underlying such unit) at which the Company sells its securities in the Qualified Financing or $0.825 in the case of a Strategic Transaction, as applicable.  In the event the Notes are automatically converted upon the Maturity Date, the conversion price of the Notes shall be equal to the quotient obtained by dividing $15 million by the aggregate number of outstanding shares of the Common Stock, measured on a fully-diluted basis, excluding certain shares, on the date immediately preceding the Maturity Date (the “Maturity Conversion Price”).  In addition, in the event of an automatic conversion of the Notes upon the Maturity Date, the holder shall automatically receive five-year warrants to purchase that number of Common Stock into which the Notes are convertible and such warrants shall have an exercise price equal to the Maturity Conversion Price.  The Notes and the Common Stock and warrants to purchase Common Stock into which the Notes are convertible are hereinafter referred to collectively as the “Securities”.

3.  The offering and sale of the Securities (the “Offering”) are being made in accordance with and subject to the terms and conditions described in this Agreement and the Confidential Private Placement Memorandum of the Company dated on or around August 31, 2015, as amended or supplemented from time to time (the “Memorandum”), and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) of the Securities Act and the provisions of Regulation D (“Regulation D”) promulgated by the United States Securities and Exchange Commission (the “SEC”) thereunder, based, in part, upon the representations, warranties and agreements of the Investor contained in this Subscription Agreement.

4.  The Company and the Investor agree that pursuant to this Agreement and the Memorandum, the Investor will purchase from the Company and the Company will issue and sell to the Investor a Note in principal amount set forth on the signature page hereto for the Aggregate Purchase Price set forth on the signature page hereto. The Investor acknowledges that the Offering is not being underwritten, the Company has not engaged any placement agents (although it reserves the right to do so at its sole discretion) and that the minimum offering amount that must be raised is $250,000.

5. INSTRUCTIONS FOR INVESTING are as follows:

a. Please review the Memorandum.

a. Please review execute the signature pages to this Subscription Agreement, including annexes thereto, and e-mail a scanned copy of your signature pages for these items to the recipient below:

i) ishimrat@cell-source.com

b. You may also hand deliver your signed subscription documents to an officer of the Company, or mail printed and wet-ink signed versions of your subscription documents to:

Itamar Shimrat
Cell Source, Inc.
65 Yigal Alon Street
Tel Aviv, Israel 67433

c. Within three business days of your delivery of the above items to the Company, you should send payment of your subscription amount in full by wire transfer to the following escrow account:

Wire to:

Bank:	Signature Bank
950 Third Ave, 9th FL
New York, NY 10022
Attn: PCG# 311

ABA Number:	026013576
SWIFT Code:	SIGNUS33
Account #:
Account Name:	Cell Source, Inc., Signature Bank as Escrow Agent (INVESTOR’S NAME)

NOTE: if the name of the Investor is different from the sender of the wire transfer, please inform the Company (via email to ishimrat@cell-source.com) to ensure that your funds are properly credited.

6 Please note that the Company may reject this subscription for any reason (regardless of whether any wire transfer relating to this subscription is sent to the Company), and the Company will promptly return your funds without interest, and without deduction of any expenses, if rejected. The Company will send to you a fully executed copy of this Agreement if your subscription is accepted. If you have any questions about completing the foregoing documents, please contact Itamar Shimrat at the Company at ishimrat@cell-source.com.

7. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the FINRA’s NASD Membership and Registration Rules Section 1011) as of the Closing (as hereinafter defined), and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the SEC) of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.

Please note any exceptions to the statement above: ________________________________________________________
(If no exceptions, write “none.”  If left blank, response will be deemed to be “none.”)

8. By its signature, the Investor hereby represents that it is an “accredited investor” as defined in applicable securities laws, it is purchasing the Securities as principal, it was not created or used solely to purchase or hold the Securities as an accredited investor, and it has concurrently executed and delivered the “Accredited Investor Certificate” attached as Annex I-A of this Agreement and, if applicable, the “Risk Acknowledgement Form” attached as Annex I-B of this Agreement and specifically represents and warrants that one or more of the categories set forth in Annex I-A correctly, and in all respects, describes it and will continue to describe it as at the Closing (as hereinafter defined), and it has so indicated by initialing the category therein which so describes it.

YOU SHOULD NOT SIGN AND RETURN THIS STATEMENT IF IT DOES NOT ACCURATELY REFLECT YOUR FINANCIAL SITUATION, INVESTMENT EXPERIENCE, AND INVESTMENT OBJECTIVES. YOU AGREE TO NOTIFY THE COMPANY IN WRITING IF ANY OF THE ABOVE INFORMATION CHANGES.

 [signature page follows]

Signature Page to Subscription Agreement

Principal Amount of Note:

Aggregate Purchase Price For the Securities: U.S. $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: _____________ __, 2016

INVESTOR

By:

Print Name:

Title:

Address:

Telephone number:

Email address:

Agreed and Accepted
this ___ day of _______________ 2016:

Cell Source, Inc.

By:
Name: Itamar Shimrat
Title: Chief Executive Officer

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1. Authorization and Sale of the Securities. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Securities.

2. Agreement to Sell and Purchase the Securities; Placement Agent.

2.1 Pursuant to this Agreement, the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, a Note in principal amount set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of the Securities are attached as Annex I (the “Signature Page”) for the Aggregate Purchase Price therefor set forth on the Signature Page.

2.2 The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Securities to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.3 Investor acknowledges that the Company may, at its sole discretion, engage registered broker-dealers (“Placement Agents”) to offer and sell the Securities and may pay such Placement Agents fees and issue such Placement Agents warrants to purchase Common Stock, as described in the Memorandum.

2.4 The Company hereby makes the representations and warranties included this Annex II to the Investor. The Company confirms that neither it nor any other person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except the existence of this Offering and as disclosed in the Memorandum. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3. Closings and Delivery of the Securities and Funds.

3.1 Closing. The completion of the purchase and sale of the Notes (the “Closing”) shall occur after this Agreement has been signed by the Investor and the Company and the Company has received the Aggregate Purchase Price. Promptly after the Closing, (a) the Company shall deliver to the Investor the Notes purchased by the Investor as set forth on the Signature Page registered in the name of the Investor or, if so indicated on the “Investor Questionnaire” attached hereto as Annex I-C, in the name of a nominee designated by the Investor.

3.2 Conditions to the Obligations of the Parties.

(a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Securities to the Investor shall be subject to: (i) the receipt by the Company of the Aggregate Purchase Price for the being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing.

(b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Securities will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Securities that they have agreed to purchase from the Company.

Annex I - 1

3.3 Delivery of Funds. Within three business days of the Company’s acceptance of Investor’s subscription hereunder, Investor shall pay the Aggregate Purchase Price in full by wire transfer as required by the Escrow Agreement.

3.4 Delivery of Notes. Promptly after the Closing, (a) the Company shall deliver to the Investor the Notes purchased by the Investor as set forth on the Signature Page registered in the name of the Investor or, if so indicated on the “Investor Questionnaire” attached hereto as Annex I-C, in the name of a nominee designated by the Investor.

4. Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company that:

4.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page, the Investor Questionnaire and, if applicable, the Risk Acknowledgement Form and has completed the Accredited Investor Certificate and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing and (c) in connection with its decision to purchase the Securities set forth on the Signature Page.

4.2 (a) No action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) no persons, agents or entities have not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Securities.

4.3 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be in violation of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4 The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

4.5 The Investor acknowledges that this Agreement requires the Investor to provide certain personal information to the Company. Such information is being collected by the Company for the purposes of completing the Offering, which includes, without limitation, determining the eligibility of the Investor to purchase the Securities under applicable securities laws and completing filings required by any securities regulatory authority. Personal information regarding the Investor may be disclosed by the Company to: (a)  securities regulatory authorities; (b) the Company’s Transfer Agent; (c) any government agency, board or other entity; and (d) any of the other parties involved in the Offering, including the Company and its legal counsel, and may be included in record books in connection with the Offering. By executing this Agreement, the Investor is deemed to be consenting to the foregoing collection, use and disclosure of such personal information.

Annex I - 2

5. Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor.

6. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

(a) if to the Company, to:

Cell Source, Inc.
65 Yigal Alon Street
Tel Aviv, Israel 67433
Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, NY 10006
Attention: Gregory Sichenzia, Esq.
Fax: (212) 930-9725

(b) if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

Annex I - 3

9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

12. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement shall constitute written confirmation of the Company’s sale of the Securities to such Investor.

13. Provision of Information. The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents not to, provide the Investor with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the date hereof without the express prior written consent of such Investor. To the extent that the Company or any of its subsidiaries or any of their respective officers, directors, affiliates, employees and agents deliver any material, non-public information to an Investor without such Investor's consent, the Company hereby covenants and agrees that such Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty not to trade on the basis of, such material, non-public information or any other obligation with respect to such information.

Annex I - 4

ANNEX I-A

____________________________________________

ACCREDITED INVESTOR CERTIFICATE

TO: Cell Source, Inc.

The Investor represents, warrants and certifies that the Investor or, if applicable, each beneficial purchaser on whose behalf the Investor is acting as agent, is an “accredited investor”, as such term is defined under U.S. securities laws, and the Investor or, if applicable, each beneficial purchaser on whose behalf the Investor is acting as agent, falls within the category or categories marked by an “X” below.

PLEASE PLACE AN “X” AGAINST THE APPROPRIATE CATEGORY OR CATEGORIES BELOW:

[_]
(a) an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000  [NOTE: If the Investor is relying on this category of “accredited investor” to purchase the Securities, the Investor must also complete in duplicate Annex I-B hereto] ;

[_]	(b) an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000;
[_]
(c) an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year  [NOTE: If the Investor is relying on this category of “accredited investor” to purchase the Securities, the Investor must also complete in duplicate Annex I-B hereto] ;

[_]
(d) an individual who, either alone or with a spouse, has net assets of at least $5,000,000 [NOTE: If the Investor is relying on this category of “accredited investor” to purchase the Securities, the Investor must also complete in duplicate Annex I-B hereto] ;

[_]	(e) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements; or
[_]
(f) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors.

For the purposes of this Annex A-1, the following definitions are included for convenience:

“financial assets” means:

(a) cash,
(b) securities, or
(c) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than the U.S. or a political subdivision of a country other than the U.S.;

“investment fund” has the same meaning as in National Instrument 81-106 - Investment Fund Continuous Disclosure ;

Annex I-A - 1

“person” includes (a) an individual, (b) a corporation, (c) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and (d) an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“related liabilities” means:

(a) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or
(b) liabilities that are secured by financial assets;

“spouse” means, an individual who,

(a) is married to another individual and is not living separate and apart, from the other individual, or
(b) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender.

All terms used in this Annex I-A which are not otherwise defined in this Annex I-A have the meanings defined in the Agreement to which this Annex I-A is attached.

Dated: ____________________________________, ________.

By:
Signature of Investor

Title (if applicable)

(Print Name of Investor)

Annex I-A - 2

ANNEX I-B

____________________________________________

RISK ACKNOWLEDGEMENT FORM FOR CERTAIN INDIVIDUAL ACCREDITED INVESTORS

WARNING!
This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER
1. About your investment
Type of securities: 10% Convertible Note and securities issuable upon automatic conversion thereof (the “Securities”)	Issuer: Cell Source, Inc. (the “Issuer”)
Purchased from: the Issuer
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss - You could lose your entire investment of $ [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk - You may not be able to sell your investment quickly - or at all.
Lack of information - You may receive little or no information about your investment.

Lack of advice - You will not receive advice from any persons about whether this investment is suitable for you unless a Placement Agent that is registered is engaged by the Issuer. A registered Placement Agent, if applicable, is the person who meets with, or provides information to, you about making this investment. You should check whether such person(s) is registered.

3. Accredited investor status

You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you.  (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of “accredited investor”. That person, or the Placement Agent, if any, identified in section 5, can help you if you have questions about whether you meet these criteria.
Your initials

• Your net income before taxes was more than $200,000 in each of the two most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (you can find your net income before taxes on your personal income tax return.)

Annex I-B - 1

• Your net income before taxes combined with your spouse’s was more than $300,000 in each of the two most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.

• Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
• Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)
4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
Sign 2 copies of this document. Keep one for your records.
SECTION 5 TO BE COMPLETED BY THE PLACEMENT AGENT (if any)
5. Placement Agent information

[Instruction: The Placement Agent is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the Issuer, a registrant or a person who is exempt from the registration requirement.]

First and last name of Placement Agent (please print):
Telephone:	Email:
Name of firm (if registered):	Dealer Rep. Code:
SECTION 6 TO BE COMPLETED BY THE ISSUER
6. For more information about this investment
Cell Source, Inc. 65 Yigal Alon Street Tel Aviv, Israel 67433 Attention: Itamar Shimrat ishimrat@cell-source.com

Annex I-B - 2

ANNEX I-C

____________________________________________

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1. The exact name that your Securities are to be registered in. You may use a nominee name if appropriate:
2. The relationship between the Investor and the registered holder listed in response to item 1 above:
3. The mailing address of the registered holder listed in response to item 1 above:
4. The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

Annex I-C - 1

ANNEX II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

(a) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries has the power and authority (corporate or otherwise) to own its properties and conduct its business as currently being carried on and as described in the Company’s public filings with the SEC (the “SEC Filings”), and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“ Material Adverse Effect ”).

(b) The Company has the power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement. Each of this Agreement and the Securities has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(c) The execution, delivery and performance of this Agreement, the Notes and the warrants into which the Notes are convertible and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent such breach, violation or default is not reasonably likely to have a Material Adverse Effect, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) (a “Default Acceleration Event ”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “ Contracts ”) or obligation or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such conflict, default or Default Acceleration Event is not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s certificate of incorporation, as amended, or by-laws, as amended.

(d) Neither the Company nor any of its subsidiaries is in violation, breach or default under its certificate of incorporation, as amended, by-laws, as amended, or other equivalent organizational or governing documents, except where the violation, breach or default in the case of a subsidiary of the Company is not reasonably likely to result in a Material Adverse Effect.

(e) No consents, approvals, orders, authorizations or filings are required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement, the Notes and the warrants and Common Stock into which the Notes are convertible and the issue and sale of the Securities, except (A) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“ FINRA ”) in connection with the offer and sale of the Securities by Placement Agents, if applicable, (B) such consents, approvals, orders, authorizations and filings the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect, and (C) such consents, approvals and waivers which have been obtained by the Company, and which are in full force and effect as of the date hereof.

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(f) The Company has an authorized capitalization as set forth in the SEC Filings. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform in all material respects to the description thereof in the SEC Filings. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Except for the issuances of options or restricted stock in the ordinary course of business, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Common Stock issuable upon exercise of the warrants into which the Notes are convertible, when issued, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights and will conform to the description of the capital stock of the Company contained in the SEC Filings.  The Securities, when issued, will conform in all material respects to the descriptions thereof set forth in the SEC Filings, as applicable.

(g) Each of the Company and its subsidiaries has (A) filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and (B) paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary, except, in all cases, for any such amounts that the Company or any subsidiary is contesting in good faith and except in any case in which the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the SEC Filings are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. No issues have been raised and are currently pending by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries. The term “taxes ” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(h) Since the respective dates as of which the most current information is given in the SEC Filings, (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, and (d) there has not been the occurrence of any Material Adverse Effect.

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(i) Except as a set forth in the SEC Filings, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(j) The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits ”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(k) The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the SEC Filings as being owned by them that is material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.

(l) The Company and each of its subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property ”) necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the SEC Filings. To the knowledge of the Company, no action or use by the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.

(m) The Company and each of its subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (C) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (D) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (E) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(n) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“ OFAC ”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

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(o) The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as, in the Company’s reasonable judgment, is adequate for the conduct of its business and the value of its properties and as is customary for similarly sized companies engaged in similar businesses in similar industries.

(p) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, that is reasonably likely to result in a Material Adverse Effect.

(q) Except as set forth in the SEC Filings, neither the Company, its subsidiaries nor, to its knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(r) No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(s) The Company and each of its subsidiaries (i) are in compliance with all, and have not violated any, laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (including, without limitation, all health and safety laws) (“ Environmental Laws ”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses as described in the SEC Filings, except where the failure to comply would not, singularly or in the aggregate, have a Material Adverse Effect, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants. (i)  There are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party.

(ii) The Company and its subsidiaries are not aware of any existing liabilities concerning hazardous or toxic substances or wastes, pollutants or contaminants that could reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries.

(iii) To the knowledge of the Company, no property which is or has been owned, leased, used, operated or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.), or otherwise designated as a contaminated site under applicable state or local law.

(t) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(u) Since the date of the latest audited financial statements included in the SEC Filings, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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(v) The operations of the Company and its subsidiaries are being conducted in material compliance with applicable employment laws, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “ Employee Benefit Laws ”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Employee Benefit Laws is pending or, to the knowledge of the Company, threatened.

(w) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates conduct their businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance in all material respects with such laws and with the representation and warranty contained herein.

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